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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MTR Gaming Group, Inc.

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-14475), the Registration Statement on Form S-3 (No. 333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (No. 333-12839), the Registration Statement on Form S-4 (No. 333-105188), the Registration Statement on Form S-4 (No. 333-105528), and the Registration Statements on Form S-8 (Nos. 333-62191, 33-64733, 333-51796, 333-76270 and 333-110920) of our report dated March 14, 2005, with respect to the consolidated financial statements and schedule for MTR Gaming Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/ Ernst & Young LLP

                      Ernst & Young LLP

Pittsburgh, Pennsylvania
March 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM